UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2009

MOMENTIVE PERFORMANCE MATERIALS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-146093	20-5748297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

22 Corporate Woods Blvd.
Albany, NY 12211
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (518) 533-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On November 23, 2009, the Company issued a press release announcing that it is seeking to amend its senior secured credit facility to extend the maturity of a portion of both the term loan and revolving loan commitments thereunder (the “Amendment”).  The Company also proposes to offer $500 million in first-lien senior secured notes due 2017 (the “Bond Offering”), the proceeds of which will be used to repay a portion of outstanding term loans and for general corporate purposes.  The completion of each of the Amendment and the Bond Offering will be conditioned on the completion of the other.  Contemporaneously with the Amendment and the Bond Offering, the Company expects to permanently reduce the outstanding revolving loan commitments under the credit facility.  A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

Additionally, on November 23, 2009, the Company is repaying $75 million of borrowings outstanding under its revolving credit facility.  Following this repayment, the Company’s outstanding borrowings under its revolving credit facility will be $100 million.

The information in this Item 7.01 is furnished pursuant to Regulation FD (17 CFR 243.100-243.103) and shall not be deemed to be filed for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

99.1	Press Release of Momentive Performance Materials Inc. dated November 23, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                  MOMENTIVE PERFORMANCE MATERIALS INC.

Dated:  November 23, 2009                 By:  /s/ Douglas A. Johns

            Name:  Douglas A. Johns

            Title:     General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release of Momentive Performance Materials Inc. dated November 23, 2009.